OMB Approval
OMB Number: 3235-0059
Expires: February 28, 2006
Estimated average burden hours per response 12.75

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Environmental Elements Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3700 Koppers Street Baltimore, MD 21227	July 6, 2004

To Our Stockholders:

You are cordially invited to attend this year’s Annual Meeting of Stockholders, to be held Friday, August 13, 2004 at 9:00 a.m. at the Environmental Elements Corporation headquarters at 3700 Koppers Street, Baltimore, Maryland. Holders of Common Stock will elect two directors for a three-year term and vote on changes to the Company’s By Laws and Articles of Incorporation to allow for a reduction in the minimum number of Board members.

The attached Notice of the Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the meeting.

The Board of Directors unanimously recommends that the Company’s stockholders approve each of the proposals set forth in the Notice. The enclosed Proxy Statement sets forth more detailed information regarding these proposals. Please carefully review the information in the Proxy Statement.

In order to ensure maximum stockholder representation, I urge each of you, whether or not you expect to attend the meeting in person, to sign your proxy and return it promptly in the enclosed envelope. For your convenience, there are two additional voting options, a toll-free number and an Internet web site, both of which are printed on the bottom portion of the proxy card.

Sincerely yours,

Samuel T. Woodside

Chairman

3700 Koppers Street Baltimore, MD 21227

ENVIRONMENTAL ELEMENTS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, AUGUST 13, 2004

To the Stockholders of Environmental Elements Corporation:

Notice is hereby given that the 2004 Annual Meeting of Stockholders of Environmental Elements Corporation, a Delaware corporation (the “Company”), will be held at 9:00 a.m. (Eastern Daylight Time) on Friday, August 13, 2004 at the offices of the Company, 3700 Koppers Street, Baltimore, Maryland 21227, for the following purposes:

1.	To elect two directors for a three-year term and until their successors are duly elected and qualified.

2.	To vote on an amendment to Article II, Section 2.1 of the By Laws that would reduce the minimum number of Directors that are required.

3.	To vote on an amendment to Article VI, subparagraph “A” of the Articles of Incorporation that would reduce the minimum number of Directors that are required.

4.	To transact such other business as may properly come before the meeting or at any adjournments thereof.

The Board of Directors has fixed the close of business on June 15, 2004 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

To assure representation of your shares, you are requested, whether or not you plan to be present at the meeting, to complete, date, sign, and return the accompanying proxy in the enclosed postage prepaid envelope, or follow the instructions printed on the card to vote by telephone or Internet.

If your shares are held of record by a broker, bank, or other nominee and you wish to vote your shares at the meeting, you must obtain and bring to the meeting appropriate authorization from the broker, bank, or other nominee authorizing you as beneficial owner to vote the shares directly.

A copy of the 10-K of the Company for the fiscal year ended March 31, 2004 accompanies this Notice.

By Order of the Board of Directors,

John C. Nichols

Secretary

Baltimore, Maryland

July 6, 2004

3700 Koppers Street Baltimore, MD 21227

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Environmental Elements Corporation (the “Company”). All proxies in the accompanying form, which are properly executed and duly returned, will be voted in accordance with the instructions at the Annual Meeting of Stockholders to be held on Friday, August 13, 2004 at 9:00 a.m., at the principal offices of the Company, 3700 Koppers Street, Baltimore, Maryland, 21227, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders on or about July 6, 2004.

VOTING AND SOLICITATION OF PROXIES

Only holders of record of the Company’s Common Stock at the close of business on June 15, 2004 will be entitled to notice of and to vote at the meeting. On that date there were issued and outstanding 7,283,417 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote on all matters to come before the meeting.

The cost of soliciting proxies will be borne by the Company. In addition to the use of mails, officers, directors, and regular employees of the Company, the Company may solicit proxies personally or by telephone or facsimile transmission. The Company expects to reimburse brokerage firms, banks, custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners.

The holders of a majority of the total shares issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. The affirmative vote of a plurality of the total votes cast in person or by proxy at the meeting is required for the election of a director. Abstentions and broker non-votes will not count as votes for or against a nominee for director. The affirmative vote of a majority of shares entitled to vote and represented in person or by proxy at the meeting is required for ratification of the appointment of the independent public accountants. Abstentions and broker non-votes have the effect of votes against such appointment. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

It is important that you vote your proxy promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to vote using one of three convenient options. You can either (1) execute and return your postage-paid proxy card, (2) call the toll-free number printed on the bottom portion of the card or (3) visit the designated Internet web site to cast your vote, which is also printed on the card. The proxy may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking such proxy or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

ITEM 1- ELECTION OF DIRECTORS

The membership of the Company’s Board of Directors is divided into three classes. Each year the directors in one class are elected to serve for a term of three years. The Board of Directors has authority under the Company’s By-laws to fill vacancies and to increase or decrease its size between annual meetings. The two directors serving in Class II, Richard E. Hug and Joseph J. Duffy last elected at the 2001 Annual Meeting, have terms expiring at the 2004 Annual Meeting.

In the absence of instructions to the contrary, the shares represented by properly executed proxies will be voted in favor of the election of Mr. Hug and Mr. Duffy who are recommended by the Board of Directors and have consented to be named and to serve if elected. The directors elected will hold office until the Annual Meeting in 2007 or until their successors are duly elected and qualified. If any nominee is unable to serve as a director, an event which management does not anticipate, the proxies reserve the right to vote for any substitute nominee proposed by the Board of Directors.

Certain information regarding the nominees for election as directors at this year’s Annual Meeting is set forth below.

Name	Principal Occupation During the Past Five Years	Director Since	Age

Richard E. Hug	Chairman Emeritus since October 1, 1995; Chairman of the Board of the Company from 1988 through October 1, 1995; President of the Company from 1983 through 1988. Also served as Chief Executive Officer from 1983 until May 1990.	1983	69

Joseph J. Duffy	Director since December 7, 2000; President of Duffy Consulting Group LLC, specializing in corporate restructuring and revitalization, from 1986 through present. Previously held executive positions with Eastmet Corporation, McCulloch Corporation, Vision Hardware Corporation and Woodbrook Capital.	2000	59

Directors Continuing in Office

Certain information regarding members of the Board of Directors who are not standing for election at this year’s Annual Meeting is set forth below.

Name	Principal Occupation During the Past Five Years	Director Since	Class and Year in Which Term Will Expire	Age

John C. Nichols	Secretary of the Company since July 1983; Senior Vice President of the Company from July 1983 through June 1996; General Counsel of the Company from 1989 through March 1994; President and Chief Executive Officer of Environmental Elements Service Corporation, a subsidiary of the Company, from December 1992 through June 1994.	1983	I 2006	72

Samuel T. Woodside	Elected Chairman of the Board on February 25, 2000; Board member since December 12, 1996; President and Chief Executive Officer of NLS Animal Health, a national veterinary pharmaceutical distributor. President and Chief Executive Officer of Energy Controls International, an energy controls manufacturer and service provider from 1997 through 2000; President and Chief Executive Officer of E.I.L. Instruments, Inc., an instrument distributor, from 1985 through 1997.	1996	III 2005	51

Executive Officer

Mr. Lawrence Rychlak—President and Chief Financial Officer

Mr. Rychlak joined EEC as Chief Financial Officer in December 2000 and was appointed President on July 18, 2003. As such, he holds overall responsibility for the company’s operations and finances.

He served as a senior manager from 1978 to 1986 with the national accounting firm of Arthur Andersen & Co., where he handled clients in the manufacturing, distribution, construction, real estate and health care industries. During the period from 1986 to 1991, he was head of the Finance, Operations and Administration functions at two major area commercial property management and real estate development companies, and most recently served as CFO of Liberty Health System/Bon Secours Health System, Baltimore, MD from 1991 to 1999.

Mr. Rychlak is a Certified Public Accountant, holds a BA and MBA from Loyola College in Baltimore and has held several senior financial positions in addition to his background in management consulting.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During the last fiscal year, the Board of Directors held sixteen meetings to review significant developments affecting the Company, engage in strategic planning and act on matters requiring Board of Director approval. Each Director attended 75% or more of the combined number of meetings of the Board of Directors and of any committees of the Board on which such Director served.

The Board of Directors has an Audit Committee, a Compensation Committee, a Finance Committee and a Strategic Planning Committee. Five meetings of the Audit Committee, one meeting of the Compensation Committee, and two meetings of the Finance Committee were held during the 2004 fiscal year. The Strategic Planning Committee did not meet during fiscal year 2004.

The Audit Committee consists of Messrs. Duffy and Woodside. The Audit Committee is charged with reviewing and examining reports of management and of the Company’s independent public accountants; evaluating internal accounting controls, audit results and financial reporting procedures; recommending the engagement and continuation of engagement of the Company’s independent public accountants; and meeting with, reviewing and considering recommendations of the independent public accountants. The Board of Directors has considered the independence of the members of the Audit Committee and has concluded that each of Messrs. Duffy and Woodside qualify as “independent directors” and “financial experts” as defined by the Securities and Exchange Commission and as required by the Sarbanes-Oxley Act.

The Finance Committee consists of Messrs. Duffy and Woodside. Its functions are to assist the Board in fulfilling its oversight responsibilities by reviewing major financial transactions that the Company is undertaking, to advise the Board members on the financial implications of strategic decisions and to assure the adequacy of the Company’s capitalization.

The Compensation Committee consists of Messrs. Hug and Nichols. The Compensation Committee reviews the performance of the principal officers of the Company; annually reviews and recommends to the Board of Directors the level of salaries and other compensation for such officers; periodically reviews the main elements of the Company’s incentive compensation and employee benefit programs (including stock option plans) and makes recommendations with respect to the establishment of new plans; and grants to eligible employees and other individuals options to purchase Common Stock of the Company in accordance with the terms of the applicable plan and interprets and administers such plans.

The Strategic Planning Committee, consisting of Messrs. Woodside and Duffy, reviews and provides direction in setting and monitoring of long-term market positioning, organizational development and other corporate goals.

The Board of Directors does not presently have a standing Nominating Committee, and each director participates in the consideration of director nominees. Given its relatively small size, the Board of Directors believes that it has been able to function as a nominating committee. In evaluating potential nominees, the Board of Directors believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the company’s affairs and be free of conflicts of interest. The Board of Directors will also consider the extent of the candidate’s business acumen and experience and such other factors as it deems appropriate in any given circumstance. Other than these general guidelines and adherence to the company’s bylaws, the Board of Directors does not have any formal procedures that it follows in connection with the nominations process. The Board of Directors believes that its existing practice gives it the flexibility that it needs to best serve the interest of the company’s shareholders.

The Board of Directors will consider nominees recommended by shareholders, although it has not actively solicited recommendations from shareholders for nominees nor has it established any formal procedures for this purpose other than as set forth in the company’s bylaws. Any such recommendations should be sent to the attention of the company’s Secretary at the company’s main address.

On December 1, 2003, outside directors received an annual retainer in the form of stock options with Mr. Woodside, the Board Chair receiving 40,000 options, and the other Board members receiving options for 15,000 shares each. The grant price of these options was $.05 per share. Outside directors also received $1,500 for each Board meeting attended from April 1, 2003 through July 22, 2003 and a fee of $1,000 for each Board meeting attended between July 23, 2003 and March 31, 2004. Directors receive no compensation for attendance at committee meetings. During fiscal 2004, the Company paid Mr. Nichols a consulting fee to provide certain Corporate administrative functions and to serve as the Corporate Secretary. The total compensation to Mr. Nichols under this arrangement for the year ending March 31, 2004 was $17,850. During fiscal year 2004, Mr. Barry Koh, a Board member and a member of the Board’s Compensation Committee until his resignation effective March 31, 2004, was paid a consulting fee to provide the Company with project management and oversight assistance. The arrangement with Mr. Koh, which began in September 2002, terminated upon his resignation on March 31, 2004. The total compensation paid to Mr. Koh under this agreement for fiscal year 2004 was $7,235.

The Board of Directors periodically meets in an Executive Session without the members of the Company’s management team present. During fiscal year 2004, the Board met in Executive Session three different times.

SECURITY OWNERSHIP

The following table sets forth information, as of June 15, 2004 as to the beneficial ownership of Common Stock of the Company (including shares which may be acquired within sixty days of June 15, 2004 pursuant to the exercise of stock options) of each director of the Company, the executive officers appearing in the Summary Compensation Table, all directors and executive officers as a group, and all persons or entities known to the Company to own five percent of the Company’s Common Stock.

(This section will be updated with recent information)

Name of Owner	Shares of Common Stock Beneficially Owned[1]	Percentage of Class

Richard E. Hug	776,346	10.6

E*Capital Corporation[2] 1000 Wilshire Blvd. Los Angeles, California 90017	719,100	9.8

F Bradford Smith 411 Walnut Street #1520 Green Cove Springs, FL 32043	657,940	9.0

John C. Nichols	127,839	1.7

Samuel T. Woodside	45,050	*

Lawrence Rychlak[3]	36,000	*

Joseph J. Duffy	13,192	*

All directors and executive officers as a group (Hug, Nichols, Woodside, Duffy, Rychlak)	998,427	13.7

*	Holdings represent less than 1% of the stock outstanding.

(1)	Unless otherwise indicated, the address of all directors and executive officers is 3700 Koppers Street, Baltimore, Maryland 21227 and all shares are held with sole voting and sole investment power.

(2)	E*Capital Corporation filed an amended 13G on February 9, 2004 disclosing ownership of 719,100 shares of the Company’s stock.

(3)	Represents options to purchase 36,000 shares of Common Stock under the Stock Option Plan which are exercisable within 60 days of June 15, 2004.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid or allocated for services rendered in all capacities during the fiscal years ended March 31, 2004, 2003 and 2002 to the Company’s Chief Executive Officer and to the other executive officers of the Company. The table includes amounts deferred under the Company’s Retirement Savings Plan in connection with services rendered during the period.

SUMMARY COMPENSATION TABLE

	Annual Compensation							Long Term Comp. Awards
Name and Principal Position	Fiscal Year	Salary		Bonus		Other		Options (#)	All Other Compensation

John L. Sams[1] Former President & Chief Executive Officer	2004 2003 2002	$ $ $	108,332 260,958 237,500	$ $ $	0 0 75,041	$ $ $	0 0 0	0 0 30,000	$ $ $	32,164 3,223 4,388

Neil R. Davis[2] Former Senior Vice President—Operations	2004 2003 2002	$ $ $	156,876 189,583 180,000	$ $ $	0 0 45,595	$ $ $	0 0 0	0 0 15,000	$ $ $	2,224 3,886 3,399

Lawrence Rychlak[3] President & Chief Financial Officer	2004 2003 2002	$ $ $	165,000 164,375 150,000	$ $ $	0 0 37,616	$ $ $	0 0 0	40,000 0 40,000	$ $ $	4,189 3,743 3,589

(1)	Mr. Sams, was appointed to the position of President on February 24, 2000, assumed the additional duty of Chief Executive Officer on January 19, 2001 and resigned from the Company effective July 18, 2003. All other compensation for Mr. Sams consists of matching Company contributions of $0, $2,057 and $2,588 made pursuant to the Company’s Retirement Savings Plan in fiscal 2004, 2003 and 2002, respectively; the forgiveness of the balance of a relocation loan and its accrued interest totaling $31,713 in fiscal 2004 and payment of annual life insurance premiums of $451, $1,166 and $1,800 respectively in fiscal 2004, 2003 and 2002.

(2)	Mr. Davis resigned from the Company effective October 15, 2003. All other compensation for Mr. Davis consists of matching Company contributions made pursuant to the Company’s Retirement Savings Plan of $1,641, $3,000 and $2,583 respectively, in fiscal 2004, 2003 and 2002 and payment of annual life insurance premiums of $583, $886, and $816 respectively in fiscal 2004, 2003 and 2002.

(3)	On February 23, 2001, Mr. Rychlak became Senior Vice President and Chief Financial Officer and was appointed President on July 18, 2003. He previously served the Company as the interim Chief Financial Officer from December 18, 2000 through February 22, 2001. All other compensation for Mr. Rychlak consists of matching Company contributions made pursuant to the Company’s Retirement Savings Plan of $3,319, $3,000 and $2,869 in fiscal 2004, 2003 and 2002, respectively, and payments of annual life insurance premiums of $870, $743 and $720 respectively in fiscal 2004, 2003 and 2002.

Employment Agreements

As of March 31, 2004, there were no significant employment or severance agreements in force.

Retirement Plan

The Company maintains a noncontributory Retirement Plan for Salaried Employees (the “Retirement Plan”) which is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and covers all salaried employees, including executive officers. The Retirement Plan provides for annual payments upon retirement at the normal retirement age (generally age 65). An employee’s retirement payment is equal to the sum determined by adding together for each year of service (i) an amount equal to 1.5% of the participant’s earnings for the year, plus (ii) 1% of the participant’s earnings for each year of service through December 31, 1988 in excess of the social security wage base, plus (iii) 65% of the participant’s earnings for each year of service from and after January 1, 1989 in excess of his or her covered compensation. For purposes of calculating benefit amounts, “earnings” is defined as the total amount of remuneration paid or accrued for services rendered during each Plan year (but excluding forms of extraordinary service) and “covered compensation” is defined for any Plan year as the average without indexing, of the social security wage base in effect for each calendar year during the prescribed period. Amounts payable are subject to deductions (i) to comply with any limitations imposed by the Code which may be applicable at the time of payment, and (ii) to integrate such amounts with any Social Security benefits to which the employee may be entitled at retirement. Benefits provided under the Retirement Plan are also subject to limitations set forth in Section 415 of the Code. In no event, however, may the retirement payment be less than $17.00 per month multiplied by the number of years (including fractional years) of credited service. The Retirement Plan also provides benefits for employees who are disabled, die or terminate employment after specified years of credited service.

Assuming that (1) the annual compensation for each individual named in the cash compensation table remains the same; (2) the covered compensation remains the same; (3) the current retirement plan formula remains the same; and (4) each individual named in the table continues to work until the normal retirement age of 65, and subject to other limitations set forth in Section 415 and 401 of the Code, the accrued annual benefit under the Retirement Plan would be $10,084 for Mr. Rychlak.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information at March 31, 2004 and for the fiscal year then ended with respect to stock options granted to and exercised by the executive officer named in the Summary Compensation Table.

OPTIONS EXERCISED IN 2004 AND 2004 YEAR-END OPTION VALUES

	INDIVIDUAL GRANTS
Name	Number of Securities Underlying Options/SARs Granted[1] #	Percent of Total Options/SARs Granted to Employees in Fiscal Year[3]	Exercise or Base Price Per Share[2]	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term[2]
					5% ($)	10% ($)
Lawrence Rychlak	40,000	9.4%	$.05	12/1/2008	$400	$1,200

(1)	Options granted (i) have a five-year term, subject to earlier termination in the event of termination of employment, and (ii) are exercisable immediately to the extent of twenty percent of the shares, with additional shares vesting at the rate of twenty percent per year over the four years following the grant, and (iii) the exercise price of the options held by the executive officers is the market value of the Company’s stock on the day preceding the date of grant.

(2)	The dollar amounts under these columns use the 5% and 10% rates of appreciation prescribed by the Securities and Exchange Commission. The 5% and10% rates of appreciation would result in per share prices of $.06 and $.08, respectively as of December 1, 2008. This presentation is determined based upon assumed rates of appreciation and is not intended to forecast possible future appreciation of the price or value of the Company’s stock. The actual value, if any, an executive may realize will depend on the actual appreciation, if any, of the price of the Company’s stock following option grant.

(3)	During fiscal year 2004, 425,000 shares were granted under the 1998 Stock Option Plan.

OPTIONS EXERCISED IN 2004 AND 2004 YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value[2] Realized ($)	Number of Unexercised		Value of Unexercised
			Options/SARs At 2004 Year-End(#)		In-The-Money Options/SARs at 2004 Year-End[1]($)
			Exercisable[3]	Unexercisable	Exercisable[3]	Unexercisable
Lawrence Rychlak	0	0	36,000	44,000	$1,040	$2,560

(1)	No executive officer exercised any options during the year ended March 31, 2004.

(2)	Calculated on the basis of the full market value of the underlying securities at the exercise date or year end, as the case may be, minus the exercise price. The closing price of the Common Stock at year-end was $0.13 per share. Options are “in-the-money” if the closing price of the Common Stock exceeds the exercise price of the options.

(3)	Exercisable within 60 days of June 15, 2004.

PERFORMANCE GRAPH

The following graph reflects a comparison of the cumulative total shareholder return (change in stock price plus reinvested dividends) of an initial $100 investment from March 31, 1999 in each of the Company’s Common Stock, the Standard & Poor’s 500 Composite Stock Price Index, and a peer group selected by the Company. The Peer Group consists of BHA Group Holding, Crown Anderson, MFRI, Inc., Peerless Manufacturing Company, Met-Pro Corporation, Fuel-Tech N.V. and the Company. The comparisons in this table are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company’s stock.

ENVIRONMENTAL ELEMENTS CORPORATION

Cumulative Total Stockholder Return

The following report of the Compensation Committee of the Board of Directors, together with the Performance Graph on the preceding page, shall not be deemed to be incorporated by reference into any prior or subsequent filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Compensation Principles for Executive Officers

The Compensation Committee provides oversight of policies under which the Company’s executive officers are compensated.

The philosophy of the Company is to have a total compensation structure which compares favorably to the average compensation provided by the Company’s principal competition and which reflects the specific objectives of the Company. Variable rather than fixed compensation opportunities are emphasized, and performance achievements that contribute to growth in the value of the Company’s common stock will be rewarded by bonuses intended to make total compensation consistent with the levels paid by the Company’s competition.

In setting executive officer base salaries and target bonuses for fiscal 2004, the Committee considered the recommendations of management, compensation paid to the management of the Company’s principal competitors, the Committee’s own subjective evaluations of the executive officers, and information compiled by the Company regarding prevailing salaries for executives offered by such competition. Guided by this information, the Committee established compensation ranges and determined individual executive compensation within these ranges based upon the individual’s responsibilities and performance.

The Company’s compensation program for executive officers is comprised of the following key compensation elements:

1.	Annual base salaries for executive officers are positioned conservatively compared to appropriate companies in the air pollution control industry, taking into account such factors as size and geographic location and, with respect to each officer, the individual officer’s experience and performance. All employees, including executive officers, are part of the Company’s comprehensive structured job-rating system. The rate ranges for this system are reviewed annually and revisions, if any, are determined by reference to the appropriate industry-related salary surveys and independent consultants’ advice.

2.	Annual bonus incentives for each executive are targeted to produce incentive compensation consistent with industry norms to reward achievement of the Company’s profit plan. Individual award levels reflect the contribution of each executive toward the achievement of these goals. Reward to executives for past performance through such bonus program appropriately places a substantial component of executives’ pay at risk based on Company performance as measured by its attainment, or non-attainment, of profit and other goals. In fiscal 2004, there were no bonuses earned by executive management.

3.	Periodically, the Compensation Committee grants stock options to executive officers and other key employees. Such awards are designed to encourage executives to have an equity ownership in the Company and to provide incentives to such recipients to attain mid- and longer-term increases in shareholder value. There were 425,000 stock options awarded in fiscal 2004. These awards were made to employees throughout the Company with 40,000 shares issued to Mr. Rychlak.

Basis of President’s Compensation

For the year ended March 31, 2004, Mr. Rychlak received total cash compensation of $165,000. Mr. Rychlak is a participant in the Company’s Stock Option Plan. As with all management and salaried employees, Mr. Rychlak’s compensation was derived from the Company’s job rating system, analysis of industry, competitive practices, his individual performance and the Company’s performance.

This report is being submitted by the Compensation Committee:

Compensation Committee

Richard E. Hug (Chairman)

John C. Nichols

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2004, Mr. Hug served on the Board’s Compensation Committee. During fiscal 2004, the Company leased office space in its headquarters building to a private corporation of which Mr. Hug is a director and 25% shareholder. Lease payments payable to the Company under the agreement of lease were $112,120 and were made between April 1, 2003 and December 31, 2003 after which time the Company no longer leased space to any parties. Management believes that the lease was on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

Mr. Nichols also served on the Board’s Compensation Committee. During fiscal 2004, the Company paid Mr. Nichols a consulting fee to provide certain Corporate administrative functions and to serve as the Corporate Secretary. The total compensation to Mr. Nichols under this arrangement for the year ending March 31, 2004 was $17,850.

Mr. Koh, a Board member until his resignation effective March 31, 2004 and also a member of the Board’s Compensation Committee, was paid a consulting fee to provide the Company with project management and oversight assistance. The total compensation to Mr. Koh under this agreement for fiscal 2004 was $7,235.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

See the transactions described under the caption “Compensation Committee Interlocks and Insider Participation” on this page.

Mr. John C. Nichols, a member of the Company’s Board of Directors, is also a Board member and 10% owner of Dovco Industrial Fabricators, Inc. Dovco is a supplier to the Company of various fabricated steel components and manages the Company’s inventory of spare parts. During fiscal year 2004, the Company paid a total of $903,800 to Dovco for its fabrication and inventory management services. Management believes that the terms of the agreements with Dovco are as favorable to the Company as those which would have been reached in an arm’s length transaction.

REPORT OF THE AUDIT COMMITTEE

The report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Corporation under the Securities Act of 1933 or the 1934 Act.

The Audit Committee (the Committee) comprises two directors, all of whom meet the independence and financial expert requirements of the Sarbanes-Oxley regulations and the Securities and Exchange Commission standards. The Audit Committee’s responsibilities are as described in the written charter adopted by the Board which is attached as Exhibit A to this Proxy Statement. The Committee recommends to the Board of Directors the selection of the Company’s independent auditors.

In fulfilling its responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2004 with the Company’s management and Ernst & Young LLP, the Company’s independent auditors.

The Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees and has discussed with Ernst & Young its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended March 31, 2004 be included in Form 10-K for the year ended March 31, 2004 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Joseph J. Duffy, Chairman

Samuel T. Woodside

FEES PAID TO INDEPENDENT AUDITORS

Audit-related Fees: The aggregate fees billed for professional services rendered by Ernst & Young LLP, the Company’s independent auditors, in connection with the audit and review of the Company’s financial statements, including quarterly reviews, and the audits of its pension and 401(k) retirement savings plans were approximately $141,000 in fiscal 2004 and $147,000 in fiscal 2003.

Financial Information Systems Design and Implementation Fees: The Company paid no fees to Ernst & Young LLP for these services in fiscal 2004 or 2003.

Tax Fees: The aggregate of all other fees billed for tax services by Ernst & Young LLP was approximately $56,000 in fiscal 2004 and $55,000 in fiscal 2003.

The Audit Committee is required to give advanced approval of any non-audit services to be performed by the Company’s independent accountants, provided that such services are not otherwise prohibited by law. Accordingly, 100% of the services performed by the independent accountants were approved by the Audit Committee. The Audit Committee has considered whether the services rendered by the independent auditors with respect to the foregoing fees are compatible with maintaining their independence.

ITEM 2- RATIFICATION OF THE RECOMMENDATION TO AMEND THE BY LAWS TO REDUCE THE REQUIRED NUMBER OF DIRECTORS

Section 2.1 of Article II of the Company’s By Laws states the following-

“The business and affairs of the corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the Registered Certificate of Incorporation. The Board of Directors shall consist of not less than six nor more than fifteen members, the number thereof to be determined from time to time by the resolution of the Board of Directors. Directors need not be stockholders.”

Due to the recent changes in the size and scope of the Company’s operations and of the Board’s composition, the Board is recommending that the following change be made to this section of the By Laws in order to reduce the required number of Directors-

“The business and affairs of the corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the Registered Certificate of Incorporation. The Board of Directors shall consist of not less than three members, the number thereof to be determined from time to time by the resolution of the Board of Directors. Directors need not be stockholders.”

This change to the By Laws is being submitted for approval by the shareholders at the Annual Meeting. In the absence of instructions to the contrary, the shares represented by properly executed proxies will be voted in favor of the change to the By Laws.

ITEM 3- RATIFICATION OF THE RECOMMENDATION TO AMEND THE ARTICLES OF INCORPORATION TO REDUCE THE REQUIRED NUMBER OF DIRECTORS

Article VI, Board of Directors, subparagraph “A” of the Company’s Articles of Incorporation states the following-

“The Corporation shall have a Board of Directors consisting of the number of directors as shall be fixed in accordance with the by-laws of the Corporation. The number of directors shall never be less than six (6) nor more than fifteen (15).”

Due to the recent changes in the size and scope of the Company’s operations and of the Board’s composition, the Board is recommending that the following change be made to this section of the Articles of Incorporation in order to reduce the required number of Directors-

“The Corporation shall have a Board of Directors consisting of the number of directors as shall be fixed in accordance with the by-laws of the Corporation. The number of directors shall never be less than three (3), the number thereof to be determined from time to time by the resolution of the Board of Directors. Directors need not be stockholder.”

This change is being submitted for approval by the shareholders at the Annual Meeting. In the absence of instructions to the contrary, the shares represented by properly executed proxies will be voted in favor of the change in the minimum number of Directors.

Annual Report

Form 10-K for the fiscal year ended March 31, 2004 as filed with the Securities and Exchange Commission but exclusive of exhibits, is available to all stockholders without charge by written request to the Office of the Secretary, 3700 Koppers Street, Baltimore, MD 21227 or can be obtained by visiting the Company’s website at eec1.com. The Company additionally undertakes to provide stockholders with copies of exhibits, at stockholder’s expense, upon written request.

One Form 10-K and proxy is being directed to the Stockholders who share an address in accordance with Exchange Act Rule 14a-3(e)(1) unless the Company has received contrary instructions from one or more of the Stockholders. The Company shall promptly deliver a separate copy of the Form 10-K or proxy statement, as applicable, to a Stockholder at a shared address to which a single copy of the documents was delivered upon request. The Company shall provide any Stockholder who currently receives a shared Form 10-K or proxy statement with a separate copy in the future upon request. Additionally, Stockholders who currently receive multiple copies of the Form 10-K and proxy statement to a shared address may request that only one copy of each be provided in the future. Such requests should be directed to Lawrence Rychlak, 3700 Koppers Street, Baltimore, MD, 21227.

OTHER MATTERS

Management is not aware of any matters to come before the meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter calling for stockholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed proxy form will vote thereon according to their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who hold more than ten percent of the Common Stock of the Company to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based upon review of the copies of such reports, all Section 16(a) filings required of its executive officers, directors and greater than ten percent shareholders for the fiscal year ended March 31, 2004 were made on a timely basis.

Deadline for Receipt of Stockholders Nominations and Proposals

The Company’s By-Laws provide that, in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or to propose business for consideration at such meeting, notice must be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In order for a stockholder to propose director nominations or other business for consideration at the 2005 Annual Meeting, the stockholder must deliver notice to the Secretary between May 13, 2005 and June 13, 2005. All stockholder proposals intended to be presented at the 2005 Annual Meeting must otherwise comply with the rules of the Securities and Exchange Commission for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Any stockholder desiring a copy of the Company’s By-Laws will be furnished one without charge upon written request to the Secretary.

Under the rules and regulations of the Securities and Exchange Commission, any holder of at least $2,000 in market value or 1% of the Company’s common stock, who desires to have a proposal presented in the Company’s proxy material for use in connection with the annual meeting of stockholders to be held in 2005 must transmit that proposal (along with his or her name, address, the number of shares of common stock that he or she holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Such holder must continue to hold his or her common stock through the date of the meeting. Proposals of stockholders intended to be presented at the next annual meeting must be received by the Company’s Corporate Secretary, Environmental Elements Corporation, 3700 Koppers Street, Baltimore, Maryland 21227 no later than March 8, 2005.

Regarding stockholder proposals intended to be presented at the 2005 Annual Meeting but not included in the Company’s proxy statement, stockholders must give the Company notice not later than June 14, 2005 of their proposals in order to be considered timely under applicable Securities and Exchange Commission Rules. Notice shall be given in the form and manner described in the paragraph above. The persons named as proxies in the enclosed proxy card may vote in their discretion on any proposals for which timely notice is not received in the manner described above.

Holders of common stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the Securities and Exchange Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

By Order of the Board of Directors,

John C. Nichols, Secretary

Baltimore, Maryland

July 6, 2004

Appendix A

ENVIRONMENTAL ELEMENTS CORPORATION

Audit Committee Charter

May 28, 2004

Purpose

The Audit Committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls which management has established, and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, and the independent accountants.

The outside auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders, and those shareholder representatives’ have the authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate an outside auditor for shareholder approval in the proxy statement).

Organization

•	The Audit Committee shall be appointed annually by the Board of Directors.

•	The Audit Committee shall be composed of at least two, but not more than five, independent directors.

•	An independent director is a director who:

(1)	is not and has not been employed in an executive capacity of the Company for the current year or any of the prior three years;

(2)	is not a significant advisor or consultant to the Company, nor affiliated with any firm that is;

(3)	is not affiliated with a significant customer or supplier of the Company;

(4)	does not have a personal services contract with the Company; is not affiliated with a tax-exempt entity that receives significant contributions from the Company; and

(5)	is not a spouse, parent, sibling, child or in-law of any person described in (1) through (5) or any executive officer of the Company.

•	At least one member of the Committee shall have a background in financial reporting, accounting or auditing.

•	The Board shall appoint one of the members of the Audit Committee as Chairperson. It is the responsibility of the Chairperson to schedule all meetings of the committee and provide the committee with a written agenda for all meetings.

In meeting its responsibilities, the committee shall:

General

•	Have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall have unrestricted access to members of management and all information relevant to its responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

•	Meet at least three times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

•	Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

•	Review and update the committee’s charter on an annual basis.

•	Perform such other functions assigned by law, the Company’s charter or bylaws, or the Board of Directors.

•	Meet with the independent accountants and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

Internal Controls and Risk Assessment

•	Review and evaluate the effectiveness of the Company’s process for assessing significant risks or exposure and the steps management has taken to minimize such risks to the Company.

•	Review with management and the independent accountants, and evaluate:

–	The effectiveness of or weaknesses in the Company’s internal controls including computerized information system controls and security, the overall control environment and accounting and financial controls.

–	Any related significant findings and recommendations of the independent accountants together with management’s responses thereto, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

•	Review with the independent accountants the coordination of audit effort to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts, the effective use of audit resources.

Financial Reporting

•	Prior to their filings, review the Company’s filings with the SEC and other agencies and other published documents containing the Company’s financial statements, including annual and interim reports, earnings press releases and statutory filings.

•	Review with the management and the independent accountants at the completion of the annual audit:

–	The Company’s annual financial statements and related footnotes.

–	The independent accountants’ audit of the financial statements and related report thereon.

–	Any significant changes required in the independent accountants’ audit plan.

–	Any significant difficulties or disputes with management encountered during the course of the audit.

–	The existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves, and the Company’s accounting principles.

–	The overall quality of the Company’s financial reporting.

–	Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

External Auditor

•	Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and recommend if necessary the discharge of the independent accountants.

•	Confirm and assure the independence of the independent accountants, including a review in a formal written statement of the nature of all relationships, services and related fees provided by the independent accountants.

•	Instruct the independent accountants to communicate to report directly to the Audit Committee any serious difficulties or disputes with management.

Internal Auditor

•	Evaluate the needs for internal audit processes and for establishing the internal audit plans.

Compliance with Laws and Regulations

•	Ascertain whether the Company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims and from non-compliance with laws and regulations.

•	Review with the Company’s general counsel and others any legal, tax or regulatory matters that may have a material impact on Company operations and the financial statements, related Company compliance policies, and programs and reports received from regulators.

Compliance with Codes of Ethical Conduct

•	Review and assess the Company’s processes for administering a code of ethical conduct.

•	Review with the independent auditor and management the results of their review of the Company’s monitoring of compliance with the Company’s code of conduct, including compliance with the Foreign Corrupt Practices Act.

•	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets.

ENVIRONMENTAL ELEMENTS CORPORATION

3700 Koppers Street, Baltimore, MD 21227

PROXY

Annual Meeting • August 13, 2004

The undersigned hereby appoints Samuel T. Woodside and John C. Nichols, and each of them, as proxies with the power to appoint his substitute, to represent and to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Environmental Elements Corporation, to be held on Friday, August 13, 2004, at 9:00 a.m., and at any adjournment thereof.

Please sign on the reverse side

Address Change/Comments (Mark the corresponding box on the reverse side)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 BELOW.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Proposal to elect 01 Richard E. Hug and 02 Joseph J. Duffy as Directors for a three-year term ending in 2007.
			FOR	AGAINST	ABSTAIN
FOR the nominees listed above (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above	3. Proposal to amend ArticleVI, subparagraph “A” of the Company’s Articles of Incorporation to reduce the minimum number of Directors required.	☐	☐	☐
☐	☐			I PLAN TO ATTEND THE MEETING	☐
Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

_____________________________ 2. Proposal to amend Article II, Section 2.1 of the Company’s By Laws to reduce the minimum number of Directors required.	FOR ☐	AGAINST ☐	ABSTAIN ☐	This Proxy when properly executed will be voted in the manner specified herein by the undersigned stockholder. Unless otherwise specified, the shares will be voted for Proposals 1, 2 and 3. In their discretion, the proxies are authorized to vote upon such other business that may properly come before the meeting.

This Proxy is Solicited on Behalf of the Board of Directors. It may be revoked prior to its exercise.

Dated:_________________________________, 2004

Signature of Stockholder(s)

NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. When shares are jointly owned, both owners should sign.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE.